Exhibit 5.1
ALVERSON, TAYLOR,
MORTENSEN & SANDERS

J. BRUCE ALVERSON	JENNIFER KISSEL	LAWYERS	ERIC J. WILLOUGHBY	MARI K. SCHAAN
ERIC TAYLOR	NATHAN D. SEVERSON	7401 WEST CHARLESTON BOULEVARD	CHELSEA R. HUETH	BRIAN E. LUNT
DAVID J. MORTENSEN	D. HAVEN WOJCIAK	LAS VEGAS, NEVADA 89117-1401	LINDA P. McKENZIE
LEANN SANDERS	LAURA S. LUCERO	(702)384-7000	STEPHANIE L. ALLEGRUCCI
KURT R. BONDS	ELAN DANIEL KIDD	FAX (702) 385-7000	ANDREA S. VACK
NATHAN R. REINMILLER	JASMIN L. DODSON	E-MAIL: alversontaylor@alversontaylor.com	MARCUS THORSTEINSSON
JONATHAN B. OWENS	SABRINA G. MANSANAS	WEBSITE: alversontaylor.com	INGRID M. PATIN
KARIE N. WILSON	JORDAN J. BUTLER		JESSICA S. MANANSALA
SEETAL TEJURA	ALLISON R. SCHMIDT		KIRSTEN SHAKESPEAR
	ANNE TAYLOR		CHRISTIAN M. MORRIS	OF COUNSEL
SHIRLEY BLAZICH	TARA D. NEWBERRY		ANDRES CAMACHO	JACK C. CHERRY
August 20, 2009
Via U.S. Mail
First Community Bancshares, Inc.
One Community Place
Bluefield, Virginia 24605
          Re: Registration Statement on Form S-8
Dear Ladies and Gentlemen:
     We have acted as counsel to First Community Bancshares, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (“the Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to shares of common stock issuable pursuant to the exercise of options issued under the TriStone Community Bank Employee Stock Option Plan and TriStone Community Bank Director Stock Option Plan (the “Plans”) which were assumed in connection with the acquisition of TriStone Community Bank. Pursuant to the terms of the Agreement and Plan of Merger by the Registrant, First Community Bancshares, Inc., and TriStone Community Bank, the Registrant assumed administration of the Plans and any options previously issued under the Plans were converted into options to purchase common stock of the Registrant as of July 31, 2009. The registration also covers such indeterminable number of additional shares of Common Stock as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plans.
     In connection with this opinion, we have examined and relied upon copies, certified or otherwise identified to our satisfaction, of:
1.	Director Stock Option Plan

2.	Stock Option Grant and Agreement

3.	Employee Stock Option Plan

4.	Resolution of First Community Bancshares Inc.

5.	Resolution of First Community Bank, N.A.

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ALVERSON, TAYLOR, MORTENSEN & SANDERS
   Page Number: 2
Continuing Letter: August 20, 2009
6.	SEC Form S-8

7.	FDIC Form 8-K

8.	Agreement and Plan of Merger

9.	Bylaws of the company
     These documents were made available to us by officers of the Company, and we have reviewed such matters of law as we have deemed necessary or appropriate for the purpose of rendering this opinion.
     For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto. As to certain factual matters material to the opinion expressed herein, we have relied to the extent we deemed proper upon representations, warranties and statements of officers and other representatives of the Company and/or its representatives. Our opinion expressed below is subject to the qualification that we express no opinion as to any law of any jurisdiction other than the corporation laws of the State of Nevada and the federal laws of the United States of America. Without limiting the foregoing, we express no opinion with respect to the applicability thereto or effect of municipal laws of the rules, regulations or orders of any municipal agencies within any such state.
     Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, it is our opinion that the Shares to be issued by the Company pursuant to the Plans have been duly authorized and reserved for issuance and, when certificates for the Shares have been duly executed by the Company, countersigned by a transfer agent, duly registered by a registrar for the Shares and issued and paid for in accordance with the terms of the Plans, the Shares will be validly issued, fully paid and non-assessable.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present corporation laws of the State of Nevada or the federal laws of the United States of America be changed by legislative action, judicial decision or otherwise.
     We hereby consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

ALVERSON, TAYLOR, MORTENSEN & SANDERS
   Page Number: 3
Continuing Letter: August 20, 2009
     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours, ALVERSON, TAYLOR MORTENSEN & SANDERS //S// Kurt R. Bonds, Esq.

KRB: ajd